Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 13, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended June 30, 2010, of Pervasive Software Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Dallas, Texas
May 26, 2011